Exhibit 10.14

Modigene Inc.

2007 EQUITY INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

The Participant specified below has been granted this Option by Modigene Inc., a Nevada corporation (the “Company”) under the terms of the Modigene Inc. 2007 Equity Incentive Plan (the “Plan”).  The Option shall be subject to the following terms and conditions (the “Option Terms”):

Section 1. Terms of Award.  The following words and phrases relating to the grant of the Option shall have the following meanings:

(a) The “Participant” is                                            .

(b) The “Date of Grant” is                                            .

(c) The number of “Covered Shares” shall be [_____] shares of Company Stock.

(d) The “Exercise Price” is [$_____] per share.

Except where the context clearly implies to the contrary, and unless otherwise defined herein, any capitalized term in this Agreement shall have the meaning ascribed to that term under the Plan.

Section 2. Non-Qualified Stock Option.  The Option is not intended to constitute an “incentive stock option” as that term is used in Code Section 422.

Section 3. Date of Exercise.  Subject to the limitations of the Option Terms, each installment of Covered Shares of the Option (“Installment”) shall become vested and exercisable on and after the “Vesting Date” for such Installment as described in the following schedule (but only if the Participant’s Date of Termination has not occurred before the Vesting Date):

INSTALLMENT	VESTING DATE APPLICABLE TO INSTALLMENT
1/3 of Covered Shares	1st Anniversary of the Date of Grant
1/3 of Covered Shares	2nd Anniversary of the Date of Grant
1/3 of Covered Shares	3rd Anniversary of the Date of Grant

The Option may be exercised on or after the Date of Termination only as to that portion of Covered Shares for which it was exercisable immediately prior to the Date of Termination, or became exercisable on the Date of Termination.

For purposes of this Agreement, “Date of Termination” shall mean the first day occurring on or after the Date of Grant on which the Participant is not employed by, or providing services to, the Company or an Affiliate, regardless of the reason for termination of employment or service; provided that a termination of employment, or separation from service, shall not be deemed to occur by reason of a transfer of the Participant between the Company and an Affiliate or any other related entity; provided further that the Participant’s employment, or service, shall be treated as continuing intact while the Participant is on military or sick leave or other bona fide leave of absence if such leave does not exceed 90 days or, if longer, so long as the Participant’s right to reemployment is guaranteed either by statute or contract.

Notwithstanding the foregoing provisions of this Section 3, the Option shall become fully and immediately vested upon a Change of Control that occurs on or before the Participant’s Date of Termination.

Section 4. Expiration.  Subject to earlier termination of the Option as otherwise provided in the Plan, the Option shall not be exercisable after the Company’s close of business on the last business day that occurs prior to the Expiration Date.  The “Expiration Date” shall be the earliest to occur of:

(a) the ten-year anniversary of the Date of Grant;

(b) the Date of Termination, if the Participant’s employment with, or service to, the Company or an Affiliate is terminated for Cause or as a result of a voluntary termination of employment or service by the Participant;

(c) the three-month anniversary of the Date of Termination, if the Participant’s employment with, or service to, the Company or an Affiliate is terminated for any reason other than Cause or as a result of a voluntary termination of employment or service by the Participant; provided, however, if the Participant dies prior to the expiration of such three-month period, the Participant’s Beneficiary may exercise the Option for one year following the date of the Participant’s death unless the Expiration Date occurs sooner pursuant to subsection 4(a) above; or

(d) the one-year anniversary of the Date of Termination, if the Participant’s employment with, or service to, the Company or an Affiliate is terminated as a result of Disability or death.

Section 5. Method of Option Exercise.  Subject to the Option Terms and the Plan, the Option may be exercised in whole or in part by filing a written notice with the Secretary of the Company at its corporate headquarters prior to the Company’s close of business on the last business day that occurs prior to the Expiration Date.  Such notice shall specify the number of Covered Shares which the Participant elects to purchase, and shall be accompanied by, or followed within ten days of delivery thereof, payment of the Exercise Price for such Covered Shares indicated by the Participant’s election. Payment may be by cash or, subject to limitations imposed by applicable law, by such means as the Committee from time to time may permit, including, (i) by delivery or attestation of Mature Shares (valued at their Fair Market Value); (ii) by delivery of a properly executed exercise notice with irrevocable instructions to a broker to deliver to the Company the amount necessary to pay the exercise price from the sale; (iii) by delivery of any other consideration that the Committee deems appropriate and in compliance with applicable law; or (iv) by delivery of any combination of the foregoing, as the Committee may allow from time-to-time. Unless prior to the exercise of the Option the shares issuable upon such exercise have been registered with the Commission pursuant to the Securities Act, the notice of exercise shall be accompanied by a representation or agreement of the individual or entity exercising the Option to the Company to the effect that such shares are being acquired for investment purposes and not with a view to the distribution thereof, and such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with any such act. The Company shall not be obligated to deliver any Company Stock until the shares have been listed on each securities exchange or market on which the Company Stock may then be listed or until there has been qualification under or compliance with such federal or state laws, rules or regulations as the Company may deem applicable. The Option shall not be exercisable if and to the extent the Company determines that such exercise would violate applicable state or federal securities laws or the rules and regulations of any securities exchange on which the Company Stock is traded and shall not be exercisable during any blackout period established by the Company from time to time.

Section 6. Withholding.  The exercise of the Option is subject to withholding of all applicable taxes.  At the election of the Participant, and subject to such rules and limitations as may be established by the Committee from time to time, such withholding obligations may be satisfied (i) through cash payment by the Participant; (ii) through authorized additional withholding from cash compensation otherwise due the Participant; or (iii) subject to the Committee’s discretion, through the surrender of Company Stock to which the Participant is otherwise entitled under the Plan; provided, however, that such shares under this clause (iii) may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

Section 7. Transferability.  The Option is not transferable by the Participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and during the Participant’s life, may be exercised only by the Participant (or an alternate payee under a qualified domestic relations order).  It may not be assigned, transferred (except as aforesaid), pledged or hypothecated by the Participant in any way whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process.  Any attempt at assignment, transfer, pledge or hypothecation, or other disposition of this Option contrary to the provisions hereof, and the levy of any attachment or similar process upon this option, shall be null and void and without effect.

Section 8. Participant’s Representations and Shareholders Agreement. In the event the Covered Shares have not been registered under the Securities Act at the time this Option is exercised, the Participant shall, if required by the Company, concurrently with the exercise of all or any portion of this Option (i) deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit A; and (ii) agree to execute and become a party to the Shareholders Agreement, as may be in effect on such date.

Section 9. Heirs and Successors.  The Option Terms shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business. If any rights of the Participant or benefits distributable to the Participant under this Agreement have not been exercised or distributed, respectively, at the time of the Participant’s death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be distributed to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan. The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant. If a deceased Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the Designated Beneficiary’s exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

Section 10. Administration.  The authority to manage and control the operation and administration of the Option Terms and the Plan shall be vested in the Committee, and the Committee shall have all powers with respect to the Option Terms as it has with respect to the Plan. Any interpretation of the Option Terms or the Plan by the Committee and any decision made by it with respect to the Option Terms or the Plan are final and binding on all persons.

Section 11. Plan Governs. Notwithstanding anything in the Option Terms to the contrary, the Option Terms shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company; and the Option Terms are subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan.

Section 12. Not An Employment Contract. The Option will not confer on the Participant any right with respect to continuance of employment or other service with the Company or any Affiliate, nor will it interfere in any way with any right the Company or any Affiliate would otherwise have to terminate or modify the terms of such Participant’s employment or other service at any time.

Section 13. No Rights As Shareholder.  The Participant shall not have any rights of a shareholder with respect to the Shares subject to the Option, until a stock certificate has been duly issued following exercise of the Option as provided herein.

Section 14. Amendment.  The Option Terms may be amended in accordance with the provisions of the Plan, and may otherwise be amended by written agreement of the Participant and the Company without the consent of any other person.

Section 16. Section 409A Amendment. The Committee reserves the right (including the right to delegate such right) to unilaterally amend this Agreement without the consent of the Participant to maintain compliance with Code Section 409A. Participant’s acceptance of this Award constitutes acknowledgement and consent to such rights of the Committee.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and Participant has executed this Agreement.

PARTICIPANT	MODIGENE INC.

By:
Signature
Its:
Print Name

EXHIBIT A
INVESTMENT REPRESENTATION STATEMENT

[This form is to be completed at the time option is exercised, unless stock is publicly traded at that time.]

Effective as of ___________________ [insert date of option exercise] (the “Effective Date”), the undersigned (“Participant”) has elected to purchase __________ shares of the common stock (the “Shares”) of Modigene Inc. (the “Company”) under and pursuant to the Modigene Inc. 2007 Equity Incentive Plan (the “Plan”) and the Non-Qualified Stock Option Agreement dated ______________ [insert date of grant of option] (the “Option Terms”). The Participant hereby makes the following certifications, representations, warranties and agreements with respect to the purchase of the Shares:

The Participant acknowledges that he or she is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. The Participant represents and warrants to the Company that he or she is acquiring these Shares for investment for the Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

The Participant further acknowledges that the Shares have not been registered under the Securities Act, are deemed to constitute “restricted securities” under Rule 701 and Rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act and qualified under any applicable state securities laws or an exemption from such registration and qualification is available. The Participant further acknowledges that the Company is under no obligation to register the Shares.

The Participant further acknowledges that he or she is familiar with the provisions of Rule 144, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. The Participant further acknowledges that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required in order to resell the Shares. The Participant understands that no assurances can be given that any such registration will be made or any such exemption will be available in such event.

The Participant further acknowledges and understands that all certificates representing any of the Shares shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting any other restrictions pursuant to the Company’s Articles of Incorporation, Bylaws, the Option, the Plan and/or applicable securities laws.

The Participant further agrees that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act, the Participant shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period, or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company (the “Market Standoff Period”), following the effective date of a registration statement of the Company filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

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The Participant further acknowledges and agrees that the Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the representations, warranties, agreements or other provisions contained in this Notice of Exercise or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

Submitted by Participant:

Signature

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